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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 18, 2002


                             IBERIABANK CORPORATION
                             ----------------------
               (Exact name of Registrant as Specified in Charter)


           Louisiana                    0-25756              72-1280718
           ---------                    -------              ----------
 (State or Other Jurisdiction         (Commission         (I.R.S. Employer
       of Incorporation)              File Number)      Identification No.)


           1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (337) 267-4458
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         Exhibit 99.1      Press Release dated October 18, 2002, with
                           respect to the Registrant's unaudited financial results for the third quarter and nine months ended September 30, 2002.

Item 9.  Regulation FD Disclosure
---------------------------------

     On October 18, 2002, the Registrant issued a press release announcing earnings of $4.7 million and $13.7 million for the third quarter and nine months ended September 30, 2002, respectively. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in Item 9.

     On October 18, 2002, the Registrant reaffirmed guidance of $2.93 to $2.98 per fully diluted earnings per share for fiscal 2002. Management's current expectation is to complete the year on the upper end of the range. The range includes the effect of Financial Accounting Standards Board Statement ("FAS") No. 142, Goodwill and Other Intangible Assets, which changed the accounting for goodwill from an amortization method to an impairment-only method. The Registrant estimates the addition to annual fully diluted EPS as a result of FAS 142 to be approximately $0.33 per share, or approximately $0.08 per share quarterly.

     All acquisitions by the Registrant to date were accounted for under Accounting Principles Board Opinion No.16, which has been superceded by FAS 141 and 142. Although the Registrant had no past acquisitions for which it applied FAS 72, the Registrant continued to monitor developments. On October 1, 2002, the Financial Accounting Standards Board issued FAS 147 which removes acquisitions of financial institutions from the scope of FAS 72. Additionally, under the transition rules, amortization of goodwill arising from an acquisition of all or part of a financial institution that meets the definition of a business combination should be accounted for under FAS 142, effective as of the date FAS 142 was adopted. As such, the issuance of this statement has no financial impact on the Registrant.

     Pursuant to FAS 142, the testing of goodwill impairment is an annual requirement. The Registrant has determined to conduct annual impairment testing during the fourth quarter of each year in connection with its fiscal year end audit.

     On October 21, 2002, the Registrant provided a range of $3.25 to $3.31 per share fully diluted EPS for fiscal 2003, or an average of approximately $3.28 per share.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     IBERIABANK CORPORATION

DATE:  October 21, 2002              By:     /s/  Daryl G. Byrd
       ----------------                      -----------------------------
                                             Daryl G. Byrd
                                             President and Chief Executive
                                             Officer